As filed with the Securities and Exchange Commission on April 3, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DUKE ENERGY HOLDING CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-2777218
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

526 South Church Street

Charlotte, North Carolina 28202

(704) 594-6200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Duke Energy Corporation 1998 Long-Term Incentive Plan

Duke Power Company Stock Incentive Plan

Duke Energy Retirement Savings Plan

Duke Energy Corporation Directors’ Savings Plan

Duke Energy Corporation Executive Savings Plan

Westcoast Energy Long Term Incentive Share Option Plan, 1989

Panhandle Eastern Corporation 1994 Long Term Incentive Plan

Cinergy Corp. 1996 Long-Term Incentive Compensation Plan

Cinergy Corp. Stock Option Plan

Cinergy Corp. Retirement Plan for Directors

Cinergy Corp. Directors’ Deferred Compensation Plan

Cinergy Corp. Directors’ Equity Compensation Plan

Cinergy Corp. Union Employees’ Savings Incentive Plan

Cinergy Corp. Union Employees’ 401(k) Plan

Cinergy Corp. Non-Union Employees’ 401(k) Plan

Cinergy Corp. 401(k) Excess Plan

(Full Title of the Plans)

B. Keith Trent, Esq.

Group Vice President — General Counsel and Secretary

Duke Energy Holding Corp.

526 South Church Street

Charlotte, North Carolina 28202

(704) 382-0714

(Name, Address and Telephone Number of Agent for Service)

Copies To:

Sheldon S. Adler, Esq.

Stephen W. Hamilton, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

(212) 735-3000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee (3)(4)
Common Stock, par value $0.001 per share	87,500,000	$29.25	$2,559,375,000	$273,853.13

(1)	This Registration Statement registers the issuance of an aggregate of 87,500,000 shares of the common stock of Duke Energy Holding Corp., par value $0.001 per share, of which 57,030,850 shares are issuable pursuant to the Duke Energy Corporation 1998 Long-Term Incentive Plan; 968,810 shares are issuable pursuant to the Duke Power Company Stock Incentive Plan; 7,500,000 shares are issuable pursuant to the Duke Energy Retirement Savings Plan; 32,000 shares are issuable pursuant to the Duke Energy Corporation Directors’ Savings Plan; 834,114 shares are issuable pursuant to the Westcoast Energy Long Term Incentive Share Option Plan, 1989; 132,222 shares are issuable pursuant to the Panhandle Eastern Corporation 1994 Long Term Incentive Plan; 13,340,717 shares are issuable pursuant to the Cinergy Corp. 1996 Long-Term Incentive Compensation Plan; 761,853 shares are issuable pursuant to the Cinergy Corp. Stock Option Plan; 127,380 shares are issuable pursuant to the Cinergy Corp. Retirement Plan for Directors; 84,550 shares are issuable pursuant to the Cinergy Corp. Directors’ Deferred Compensation Plan; 49,911 shares are issuable pursuant to the Cinergy Corp. Directors’ Equity Compensation Plan; 5,000,000 shares are issuable pursuant to the Cinergy Corp. Union Employees’ Savings Incentive Plan, the Cinergy Corp. Union Employees’ 401(k) Plan and the Cinergy Corp. Non-Union Employees’ 401(k) Plan; and 134,904 shares are issuable pursuant to the Cinergy Corp. 401(k) Excess Plan (collectively the “Plans”).
(2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Duke Energy Retirement Savings Plan, Cinergy Corp. Union Employees’ Savings Incentive Plan, Cinergy Corp. Union Employees’ 401(k) Plan and Cinergy Corp. Non-Union Employees’ 401(k) Plan.
(3)	Estimated solely for the purposes of determining the amount of the registration fee, in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, on the basis of the average of the high and low prices of Duke Energy Corporation’s common stock on the New York Stock Exchange on March 29, 2006.
(4)	Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, Duke Energy Holding Corp. hereby offsets the registration fee required in connection with this Registration Statement by $55,422 previously paid by Duke Energy Holding Corp. in connection with the registration of 1,255,615,954 shares of Duke Energy Holding Corp. common stock pursuant to the Registration Statement on Form S-4 (Registration No. 333-126318) initially filed with the Securities and Exchange Commission on July 1, 2005, which shares are in excess of those to be used to effect the conversion of outstanding shares of Duke Energy Corporation common stock and Cinergy Corp. common stock into shares of Duke Energy Holding Corp. common stock at the effective time of the mergers as described in the explanatory note.

The Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act of 1933.

EXPLANATORY NOTE

We entered into an Agreement and Plan of Merger, or the merger agreement, dated as of May 8, 2005, as amended, with Duke Energy Corporation, a North Carolina corporation (“Duke Energy”), Cinergy Corp., a Delaware corporation (“Cinergy”), Deer Acquisition Corp. and Cougar Acquisition Corp. Pursuant to the merger agreement, our newly created wholly-owned subsidiary, Deer Acquisition Corp., will merger with and into Duke Energy (the “Duke Energy merger”), and our newly created wholly-owned subsidiary, Cougar Acquisition Corp., will merger with and into Cinergy (the “Cinergy merger”). As a result of the Duke Energy merger and the Cinergy merger, each of Duke Energy and Cinergy will become our wholly-owned subsidiaries. These mergers are referred to in this registration statement as the “mergers.” Pursuant to the mergers, the existing shareholders of Duke Energy and Cinergy will become our shareholders. As a result of the mergers, each Duke Energy shareholder will receive one share of our common stock for each share of common stock of Duke Energy held and each Cinergy shareholder will receive 1.56 shares of our common stock for each share of Cinergy common stock held. In addition, after the consummation of the transactions contemplated by the merger agreement, our name will be changed from Duke Energy Holding Corp. to Duke Energy Corporation and Duke Energy will be converted to a limited liability company named Duke Power Company LLC (“Duke Power”).

Pursuant to the merger agreement, Duke Energy Holding Corp. (the “Registrant”, the “Company” or “Duke Energy Holding”) assumed the plans set forth on the cover page hereto (the “Plans”).

Duke Energy Holding Corp. files this Registration Statement on Form S-8 (the “Registration Statement”) relating to its shares of common stock, par value $0.001 per share, issuable pursuant to the Plans.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement is being filed by Duke Energy Holding Corp. with respect to the Plans referred to on the cover of this Registration Statement. The document(s) containing information required in Part I of this Registration Statement will be provided to each participant in the Plans, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such document(s) are not being filed with the Commission but constitute (together with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission by Duke Energy and Cinergy pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

Duke Energy Filings	Period
Annual Report on Form 10-K/A, Amendment No. 2	Fiscal Year ended December 31, 2005
Annual Report on Form 10-K/A, Amendment No. 1	Fiscal Year ended December 31, 2005
Annual Report on Form 10-K	Fiscal Year ended December 31, 2005
Current Reports on Form 8-K	January 12, 2006, February 7, 2006, March 3, 2006, March 9, 2006 (2), March 16, 2006, March 21, 2006 and March 30, 2006
Annual Report on Form 11-K of the Duke Energy Retirement Savings Plan	Fiscal Year ended December 31, 2004

Cinergy Filings	Period

Annual Report on Form 10-K	Fiscal Year ended December 31, 2005
Current Reports on Form 8-K	January 5, 2006, February 7, 2006, February 22, 2006 and March 7, 2006
Annual Report on Form 11-K of the Cinergy Corp. Union Employees’ Savings Incentive Plan	Fiscal Year ended December 31, 2004
Annual Report on Form 11-K of the Cinergy Corp. Union Employees’ 401(k) Plan	Fiscal Year ended December 31, 2004
Annual Report on Form 11-K of the Cinergy Corp. Non-Union Employees’ 401(k) Plan	Fiscal Year ended December 31, 2004

We also incorporate by reference any filings made by us with the Commission in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 on or after the date of this Registration Statement and before the termination of the offering. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is furnished, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference into this document.

Shareholders can obtain any document incorporated by reference in this document from the companies without charge, excluding all exhibits, except that if the companies have specifically incorporated by reference an exhibit in this Registration Statement, the exhibit will also be provided without charge by requesting them in writing or by telephone from the appropriate company at the following addresses:

Duke Energy Corporation

526 South Church Street

Charlotte, North Carolina 28202

(800) 488-3853

Attention: Investor Relations

Cinergy Corp.

139 East Fourth Street

Cincinnati, Ohio 45202

(800) 262-3000 Ext. 1235

Attention: Investor Relations

You may also obtain these documents from our website at www.duke-energy.com/investors or at the Commission’s internet site www.sec.gov by clicking on the “Search for Company Filings” link, then clicking on the “Company & Other Filers” link, and then entering the company’s name in the field.

Item 4. Description of the Securities

The following summary of our capital stock is subject in all respects to the applicable provisions of the Delaware General Corporation Law (the “DGCL”), and our certificate of incorporation to be in effect on the effective date of the mergers. At or prior to the effective time of the mergers, we will adopt an amended and restated certificate of incorporation and amended and restated by-laws. The following discussion is a summary of our amended and restated certificate of incorporation and by-laws that will be in effect following consummation of the mergers and is qualified in its entirety by reference to the forms thereof as of the effective time of the mergers attached as Exhibits 4.1 and 4.2, respectively, to this Registration Statement.

General

Our total number of authorized shares of capital stock will consist of 2 billion shares of common stock, par value $0.001 per share, and 44 million shares of preferred stock, par value $0.001 per share.

Common Stock

Except as otherwise required by law and subject to the rights of the holders of any class or series of preferred stock, with respect to all matters upon which shareholders are entitled to vote or to which shareholders are entitled to give consent, the holders of any outstanding shares of common stock will vote together as a class, and every holder of common stock will be entitled to cast one vote in person or by proxy for each share of common stock standing in such holder’s name on our books. We do not have a classified board of directors nor do we permit cumulative voting.

Holders of common stock are not entitled to any preemptive rights to subscribe for additional shares of common stock nor are they liable to further capital calls or to assessments by us.

Subject to applicable law and the rights, if any, of the holders of any class or series of preferred stock having a preference over the rights to participate with the common stock with respect to the payment of dividends, holders of our common stock are entitled to receive dividends or other distributions as declared by our board of directors at its discretion.

The board of directors may create a class or series of preferred stock with dividends the rate of which is calculated by reference to, and payment of which is concurrent with, dividends on shares of common stock.

Preferred Stock

Our board of directors has the full authority permitted by law, at any time and from time to time, to divide the authorized and unissued shares of preferred stock into one or more classes or series and, with respect to each such class or series, to determine by resolution or resolutions the number of shares constituting such class or series and the designation of such class or series, the voting powers, if any, of the shares of such class or series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of any such class or series of preferred stock to the full extent now or as may in the future be permitted by the law of the State of Delaware. The powers, preferences and relative, participating, optional and other special rights of each class or series of preferred stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding. Except as otherwise required by law, as provided in the certificate of incorporation or as determined by our board of directors, holders of preferred stock will not have any voting rights and will not be entitled to any notice of shareholder meetings.

Provisions that Have or May Have the Effect of Delaying or Prohibiting a Change in Control

Under our certificate of incorporation, the board of directors has the full authority permitted by Delaware law to determine the voting rights, if any, and designations, preferences, limitations and special rights of any class or any series of any class of the preferred stock.

The certificate of incorporation also provides that a director may be removed from office with or without cause. However, subject to applicable law, any director elected by the holders of any series of preferred stock may be removed without cause only by the holders of a majority of the shares of such series of preferred stock.

Our by-laws provide that prior to the first annual meeting of shareholders where directors are elected, the size of the initial board may not be increased or decreased without the affirmative vote of at least 80% of the entire board. Our certificate of incorporation requires an affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of all our classes entitled to vote generally in the election of directors, voting together as a single class, to amend, alter or repeal provisions in the certificate of incorporation which relate to the number of directors and vacancies and newly created directorships.

Our certificate of incorporation provides that any action required to be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice only if consent in writing setting forth the action to be taken is signed by all the holders of our issued and outstanding capital stock entitled to vote in respect of such action.

Our by-laws provide that, except as expressly required by the certificate of incorporation or by applicable law, and subject to the rights of the holders of any series of preferred stock, special meetings of the shareholders or of any series entitled to vote may be called for any purpose or purposes only by the Chairman of the board of directors or by the board of directors. Shareholders are not entitled to call special meetings.

The provisions of our certificate of incorporation and by-laws conferring on our board of directors the full authority to issue preferred stock, the restrictions on removing directors elected by holders of preferred stock, the provision requiring a vote of 80% of the entire board of directors to change the size of the board of directors prior to the first annual meeting of shareholders, the supermajority voting requirements relating to the amendment, alteration or repeal of the provisions governing the number of directors and filling of vacancies and newly created directorships, the requirement that shareholders act at a meeting unless all shareholders agree in writing, and the inability of shareholders to call a special meeting, in certain instances could have the effect of delaying, deferring or preventing a change in control or the removal of existing management.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for (i) any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under section 174 of the Delaware General Corporation Law (the “DGCL”) for unlawful payment of dividends or stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides that no director of ours shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such an exemption from liability or limitation thereof is not permitted under applicable law.

Under Delaware law, a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding, other than action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the person is found liable to the corporation unless, in such a case, the court determines the person is entitled to indemnification for such expenses in any event. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by the Duke Energy Holding certificate of incorporation or bylaws, a vote of shareholders or disinterested directors, agreement or otherwise.

Under the DGCL, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified.

Our bylaws provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us), by reason of the fact that such person is or was a director or officer of us, or is or was a director or officer serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Our bylaws further provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of us to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of us, or is or was a director or officer of us serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith, and in a manner such person reasonably believed to be in or not opposed to our best interests except that no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

However, our bylaws provide that we will only provide indemnification pursuant to the bylaws (unless ordered by a court) if such indemnification is authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in the bylaws. Such determination is to be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of directors who are not parties to such action, suit or proceeding designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the shareholders. Such determination is to be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on our behalf. To the extent, however, that a present or former director or officer of ours has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Our bylaws further provide that except for proceedings to enforce rights to indemnification, we will not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors.

The indemnification and advancement of expenses provided by, or granted pursuant to, our bylaws are not deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. It is our policy that indemnification shall generally be made to the fullest extent permitted by law. Our bylaws do not preclude indemnifying persons in addition to those specified in the bylaws but whom we have the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

We may also purchase and maintain insurance on behalf of any person who is or was a director or officer, or is or was a director or officer serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not we would have the power or the obligation to indemnify such person against such liability under the provisions of the bylaws.

Each of the parties to the merger agreement agreed, that, to the fullest extent permitted under applicable law, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the consummation of the Cinergy merger existing as of the date of the merger agreement in favor of the current or former directors, officers, employees or fiduciaries under benefit plans currently indemnified of Cinergy and its subsidiaries or Duke Energy and its subsidiaries, as the case may be, as provided in their respective certificate or articles of incorporation, bylaws (or comparable organizational documents) or other agreements providing indemnification will survive the mergers and will continue in full force and effect in accordance with their terms. In addition, from and after the consummation of the Cinergy merger, directors, officers, employees and fiduciaries under benefit plans currently indemnified of Cinergy or Duke Energy or their respective subsidiaries who become directors, officers, employees or fiduciaries under our benefit plans will be entitled to the indemnity rights and protections afforded to directors, officers, employees and fiduciaries under our benefit plans.

Further, the merger agreement provides that for six years after the consummation of the mergers, we will maintain in effect the directors’ and officers’ liability (and fiduciary) insurance policies currently maintained by Cinergy and Duke Energy covering acts or omissions occurring on or prior to the consummation of the mergers with respect to those persons who are currently covered by Cinergy’s and Duke Energy’s respective directors’ and officers’ liability (and fiduciary) insurance policies on terms with respect to such coverage and in amounts no less favorable than those set forth in the relevant policy in effect on the date of the merger agreement. If such no less favorable insurance coverage cannot be maintained, we will maintain the most advantageous policies of directors’ and officers’ insurance otherwise obtainable. In addition, each of Duke Energy and Cinergy may purchase a six-year “tail” prepaid policy prior to the consummation of the mergers on terms and conditions no less advantageous to the parties entitled to indemnification than the existing directors’ and officers’ liability (and fiduciary) insurance maintained by Duke Energy or Cinergy, as the case may be, covering without limitation the transactions contemplated by the merger agreement, including the mergers. If Duke Energy or Cinergy purchases a “tail” prepaid policy prior to the consummation of the mergers, we will, and will cause Duke Energy and Cinergy, as the case may be, after the consummation of the mergers, to maintain such policy in full force and effect, for its full term, and to continue to honor their respective obligations under such policy.

The merger agreement also provides that from and after the consummation of the Cinergy merger, we and the corporation surviving the Cinergy merger will jointly and severally indemnify and hold harmless each present director and officer of Cinergy or any of its subsidiaries (in each case, for acts or failures to act in such capacity), determined as of the date of the merger agreement, and any person who becomes such a director or officer between the date of the merger agreement and the consummation of the Cinergy merger, against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the consummation of the Cinergy merger, whether asserted or claimed prior to, at or after the consummation of the Cinergy merger (including any matters arising in connection with the transactions contemplated by the merger agreement), to the fullest extent permitted by applicable law (and we and the surviving company in the Cinergy merger will also advance expenses as incurred to the fullest extent permitted under applicable law, provided that if required by applicable law the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

The merger agreement further provides that from and after the consummation of the Duke Energy merger, we and Duke Power, as the corporation surviving the Duke Energy merger, will jointly and severally indemnify and hold harmless each present director and officer of Duke Energy or any of its subsidiaries (in each case, for acts or failures to act in such capacity), determined as of the date of the merger agreement, and any person who becomes such director or officer between the date of the merger agreement and the consummation of the Duke Energy merger, against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the consummation of the Duke Energy merger, whether asserted or claimed prior to, at or after the consummation of the Duke Energy merger (including any matters arising in connection with the transactions contemplated by the merger agreement), to the fullest extent permitted by applicable law (and we or Duke Power will also advance expenses as incurred to the fullest extent permitted under applicable law, provided that if required by applicable law the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

The obligations of us, the surviving company in the Cinergy merger and Duke Power will not be terminated or modified by such parties in a manner so as to adversely affect any of the persons entitled to indemnification without the consent of such affected persons. If we, the surviving company in the Cinergy merger or Duke Power or any of their respective successors or assigns (i) consolidates with or merges into any other corporation or entity and is not to be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions will be made so that the successors and assigns of us, the surviving company in the Cinergy merger or Duke Power, as the case may be, assumes all of the foregoing indemnification obligations.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Description of Document

4.1	Amended and Restated Certificate of Incorporation of Duke Energy Holding Corp. (to be renamed Duke Energy Corporation) to be in effect as of the consummation of the mergers

4.2	Amended and Restated By-Laws of Duke Energy Corporation (formerly Duke Energy Holding Corp.) to be in effect as of the consummation of the mergers

4.3*	Duke Energy Corporation 1998 Long-Term Incentive Plan, as amended (filed as Exhibit 1 to Schedule 14A of the registrant, March 28, 2003, File No. 1-4928)

4.4*	Westcoast Energy Long Term Incentive Share Option Plan, 1989, as amended April 26, 2000 (filed with Form S-8, dated March 13, 2002, as Exhibit 4(D))

4.5*	Cinergy Corp. 1996 Long-Term Incentive Compensation Plan, as amended and restated January 25, 2002 (filed as Exhibit 10-qq to Cinergy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001)

4.6*	Cinergy Corp. Stock Option Plan (filed with Form S-8, File No. 33-56093, dated October 19, 1994, as Exhibit 4.3)

Amendment to Cinergy Corp. Stock Option Plan (filed as Exhibit 10(a) to Cinergy’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1996)

4.7*	Cinergy Corp. Directors’ Deferred Compensation Plan (filed with Form S-8, File No. 33-56089, dated October 19, 1994, as Exhibit 4.3)

Amendment to Cinergy Corp. Directors’ Deferred Compensation Plan (filed as Exhibit 10(e) to Cinergy’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1996)

4.8*	Cinergy Corp. Union Employees’ 401(k) Plan, as amended (filed as Exhibits 10-r and 10-s to Cinergy’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999)

Amendment to Cinergy Corp. Union Employees’ 401(k) Plan (filed as Exhibit 10.fff to Cinergy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

Amendment to Cinergy Corp. Union Employees’ 401(k) Plan (filed as Exhibit 10.jjj to Cinergy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004)

4.9*	Amended and Restated Cinergy Corp. Non-Union Employees’ 401(k) Plan (filed as Exhibit 10.ss to Cinergy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

Amendment to Cinergy Corp. Non-Union Employees’ 401(k) Plan (filed as Exhibit 10.bbb to Cinergy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

Amendment to Cinergy Corp. Non-Union Employees’ 401(k) Plan (filed as Exhibit 10.ccc to Cinergy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

Amendment to Cinergy Corp. Non-Union Employees’ 401(k) Plan (filed as Exhibit 10.fff to Cinergy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004)

4.10*	Cinergy Corp. Union Employees’ Savings Incentive Plan (filed as Exhibits 10-v and 10-w to Cinergy’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999)

Amendment to Cinergy Corp. Union Employees’ Savings Incentive Plan (filed as Exhibit 10.iii to Cinergy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

Amendment to Cinergy Corp. Union Employees’ Savings Incentive Plan (filed as Exhibit 10.nnn to Cinergy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004)

4.11*	Cinergy Corp. 401(k) Excess Plan (filed as Exhibit 10-rr to Cinergy’s Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

Amendment to Cinergy Corp. 401(k) Excess Plan (filed with Form S-8, File No. 333-81770, dated January 31, 2002, as Exhibit 4.5)

Amendment to Cinergy Corp. 401(k) Excess Plan (filed as Exhibit 10.kk to Cinergy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

Amendment to Cinergy Corp. 401(k) Excess Plan (filed as Exhibit 10.rr to Cinergy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Duke Energy

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Cinergy Corporation

23.3	Consent of Deloitte & Touche LLP, Independent Auditors for Duke Energy Field Services, LLC

23.4	Consent of KPMG, Independent Registered Public Accounting Firm for TEPPCO Partners L.P.

24.1	Power of Attorney

24.2	Resolution of Registrant Regarding Power of Attorney

*	Previously filed and incorporated herein by reference thereto.

In accordance with Item 8 of Form S-8, this Registration Statement does not include Exhibit 5 — Opinion regarding legality for ERISA Plans as the Registrant undertakes that as applicable the ERISA Plans and any amendments thereto have been or will be submitted to the Internal Revenue Service (“IRS”) in a timely manner and all changes required by the IRS in order to qualify the ERISA Plans under Section 401 of the Internal Revenue Code have been or will be made.

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

Provided, however,

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; and

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Duke Energy Holding Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on April 3, 2006.

DUKE ENERGY HOLDING CORP.
(Registrant)

By:	Jim W. Mogg*
Name:	Jim W. Mogg
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
Jim W. Mogg*	Director and President	April 3, 2006
Jim W. Mogg	(Principal Executive Officer)

David L. Hauser*	Director and Chief Financial Officer	April 3 , 2006
David L. Hauser	(Principal Financial Officer and Principal Accounting Officer)

Paul M. Anderson*	Director	April 3, 2006
Paul M. Anderson

B. Keith Trent*	Director	April 3 , 2006
B. Keith Trent

*	The undersigned, by signing his name hereto, does hereby sign this document on behalf of the Registrant and on behalf of each of the above-named persons indicated above by asterisks, pursuant to a power of attorney duly executed by the registrant and such persons, filed with the Securities and Exchange Commission as an exhibit hereto.

By:	/s/ Robert T. Lucas III
Attorney-in-Fact
April 3, 2006

Pursuant to the requirements of the Securities Act of 1933, the Duke Energy Corporation Benefits Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Charlotte, State of North Carolina, on March 30, 2006.

DUKE ENERGY RETIREMENT SAVINGS PLAN

By:	/s/ Martin W. Brown
Name:	Martin W. Brown
Title:	Benefits Committee Chair

Pursuant to the requirements of the Securities Act of 1933, the Cinergy Corp. Union Employees’ Savings Incentive Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Cincinnati, State of Ohio, on March 30, 2006.

By:	/s/ Timothy J. Verhagen
Name:	Timothy J. Verhagen
Title:	Member and Authorized Representative,
Benefits Committee

Pursuant to the requirements of the Securities Act of 1933, the Cinergy Corp. Union Employees’ 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Cincinnati, State of Ohio, on March 30, 2006.

By:	/s/ Timothy J. Verhagen
Name:	Timothy J. Verhagen
Title:	Member and Authorized Representative, Benefits Committee

Pursuant to the requirements of the Securities Act of 1933, the Cinergy Corp. Non–Union Employees’ 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Cincinnati, State of Ohio, on March 30, 2006.

By:	/s/ Timothy J. Verhagen
Name:	Timothy J. Verhagen
Title:	Member and Authorized Representative, Benefits Committee

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Amended and Restated Certificate of Incorporation of Duke Energy Holding Corp. (to be renamed Duke Energy Corporation) to be in effect as of the consummation of the mergers

4.2	Amended and Restated By-Laws of Duke Energy Corporation (formerly Duke Energy Holding Corp.) to be in effect as of the consummation of the mergers

4.3*	Duke Energy Corporation 1998 Long-Term Incentive Plan, as amended (filed as Exhibit 1 to Schedule 14A of the registrant, March 28, 2003, File No. 1-4928)

4.4*	Westcoast Energy Long Term Incentive Share Option Plan, 1989, as amended April 26, 2000 (filed with Form S-8, dated March 13, 2002, as Exhibit 4(D))

4.5*	Cinergy Corp. 1996 Long-Term Incentive Compensation Plan, as amended and restated January 25, 2002 (filed as Exhibit 10-qq to Cinergy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001)

4.6*	Cinergy Corp. Stock Option Plan (filed with Form S-8, File No. 33-56093, dated October 19, 1994, as Exhibit 4.3)

Amendment to Cinergy Corp. Stock Option Plan (filed as Exhibit 10(a) to Cinergy’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1996)

4.7*	Cinergy Corp. Directors’ Deferred Compensation Plan (filed with Form S-8, File No. 33-56089, dated October 19, 1994, as Exhibit 4.3)

Amendment to Cinergy Corp. Directors’ Deferred Compensation Plan (filed as Exhibit 10(e) to Cinergy’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1996)

4.8*	Cinergy Corp. Union Employees’ 401(k) Plan, as amended (filed as Exhibits 10-r and 10-s to Cinergy’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999)

Amendment to Cinergy Corp. Union Employees’ 401(k) Plan (filed as Exhibit 10.fff to Cinergy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

Amendment to Cinergy Corp. Union Employees’ 401(k) Plan (filed as Exhibit 10.jjj to Cinergy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004)

4.9*	Amended and Restated Cinergy Corp. Non-Union Employees’ 401(k) Plan (filed as Exhibit 10.ss to Cinergy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

Amendment to Cinergy Corp. Non-Union Employees’ 401(k) Plan (filed as Exhibit 10.bbb to Cinergy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

Amendment to Cinergy Corp. Non-Union Employees’ 401(k) Plan (filed as Exhibit 10.ccc to Cinergy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

Amendment to Cinergy Corp. Non-Union Employees’ 401(k) Plan (filed as Exhibit 10.fff to Cinergy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004)

4.10*	Cinergy Corp. Union Employees’ Savings Incentive Plan (filed as Exhibits 10-v and 10-w to Cinergy’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999)

Amendment to Cinergy Corp. Union Employees’ Savings Incentive Plan (filed as Exhibit 10.iii to Cinergy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

Amendment to Cinergy Corp. Union Employees’ Savings Incentive Plan (filed as Exhibit 10.nnn to Cinergy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004)

4.11*	Cinergy Corp. 401(k) Excess Plan (filed as Exhibit 10-rr to Cinergy’s Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

Amendment to Cinergy Corp. 401(k) Excess Plan (filed with Form S-8, File No. 333-81770, dated January 31, 2002, as Exhibit 4.5)

Amendment to Cinergy Corp. 401(k) Excess Plan (filed as Exhibit 10.kk to Cinergy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

Amendment to Cinergy Corp. 401(k) Excess Plan (filed as Exhibit 10.rr to Cinergy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Duke Energy

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Cinergy Corporation

23.3	Consent of Deloitte & Touche LLP, Independent Auditors for Duke Energy Field Services, LLC

23.4	Consent of KPMG, Independent Registered Public Accounting Firm for TEPPCO Partners L.P.

24.1	Power of Attorney

24.2	Resolution of Registrant Regarding Power of Attorney

*	Previously filed and incorporated herein by reference thereto.